Exhibit 99.1

Bison Entertainment and Media Group Completes $40 Million Investment in Cinedigm with $10 Million Term Loan Agreement

LOS ANGELES – Cinedigm Corp. (NASDAQ: CIDM) (the “Company” or “Cinedigm”) today announced that on December 29, 2017, Cinedigm Corp. (the “Company”) entered into a term loan agreement with Bison Entertainment and Media Group, an affiliate of Bison Capital Holding Company Limited (“Bison”) pursuant to which the Company borrowed from Bison $10,000,000 (the “Loan”). The Loan matures on June 28, 2021 and bears interest at 5% per annum, payable quarterly in cash. The principal is payable upon maturity. The Loan is unsecured and may be prepaid without premium or penalty, and contains customary covenants, representations and warranties. The proceeds of the Loan will be used for working capital and general corporate purposes. In connection with the Loan, the Company issued to Bison a warrant (the “Warrant”) to purchase 1,400,000 shares of the Company’s Class A common stock. The Warrant has a 5-year term and is immediately exercisable at $1.80 per share.

The Loan was made in accordance with the previously disclosed Stock Purchase Agreement between the Company and Bison Entertainment Investment Limited, another affiliate of Bison Capital Holding Company Limited, on June 29, 2017. Pursuant to that Agreement, on November 1, 2017 Bison purchased 19,666,667 shares of Cinedigm Common Stock at $1.50 per share resulting in their majority share ownership. The proceeds of that investment were used for general corporate and working capital purposes as well as to help eliminate the remaining Convertible Notes on Cinedigm’s balance sheet. Over the last 13 months, Cinedigm has retired all of the $64 million in Convertible Notes that previously existed on its balance sheet.

Bison Capital is a Hong Kong-based investment company with a focus on the media and entertainment, healthcare and financial service industries. Founded by Mr. Peixin Xu in 2014, Bison Capital has made multiple investments in film and TV production, film distribution and entertainment-related mobile Internet services, including Bona Film, Xunlei and Weiying Technologies.

Leveraging its unique OTT and independent content distribution capabilities, Cinedigm is now working closely with Bison to develop plans and forge partnerships to release entertainment content and develop OTT channels in China while, reciprocally, releasing Chinese content and new OTT channels in North America.

About Cinedigm

Cinedigm powers custom content solutions to the world’s largest retail, media and technology companies. We provide premium feature films and series to digital platforms including iTunes, Netflix, and Amazon, cable and satellite providers including Comcast, Dish Network and DirecTV, and major retailers including Walmart and Target. Leveraging Cinedigm’s unique capabilities, content and technology, the Company has emerged as a leader in the fast-growing over-the-top channel business, with four channels under management that reach hundreds of millions of devices while also providing premium content and service expertise to the entire OTT ecosystem. Learn more about Cinedigm at www.cinedigm.com

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “might,” “believes,” “seeks,” “estimates” or similar expressions. In addition, any statements concerning completion of the transactions described in this document, future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Contacts

Cinedigm
Jill Newhouse Calcaterra
310-466-5135
jcalcaterra@cinedigm.com